Exhibit 99.2

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma condensed combined financial statements give effect to the acquisition of certain of the assets of Halcyon Thruput, LLC (“Halcyon Thruput”) by Generation Hemp, Inc. (the “Company” or “GenH”).

Unaudited Proforma Condensed Combined Balance Sheet

As of December 31, 2020

	Historical		Pro Forma Adjustments
	GenH	Halcyon Thruput	Assets/Liabilities Not Part of Transaction	Transaction Adjustments		Pro Forma Combined
			{a}
Assets
Current Assets
Cash	$2,776,425	$20,418	$(20,418)	$(2,745,614)	{b}	$30,811
Accounts receivable	-	337,592	(37,592)	-		300,000
Inventories	-	-	-	700,000	{c}	700,000
Other current assets	-	2,500	(2,500)	-		-
Total Current Assets	2,776,425	360,510	(60,510)	(2,045,614)		1,030,811

Property and Equipment
Property and equipment, other	1,222,430	2,110,553	-	(398,383)	{d}	2,934,600
Accumulated depreciation	(102,938)	(398,383)	-	398,383	{d}	(102,938)
Total Property and Equipment, Net	1,119,492	1,712,170	-	-		2,831,662
Intangible assets	-	-	-	3,333,794	{e}	3,333,794
Investment in common stock	23,077	-	-	-		23,077
Other assets	-	-	-	49,650	{f}	49,650

Total Assets	$3,918,994	$2,072,680	$(60,510)	$1,337,830		$7,268,994

Liabilities and Equity (Deficit)
Current Liabilities
Accounts payable	$1,053,542	$76,382	$(70,813)	$(5,569)	{b}	$1,053,542
Accounts payable - related party	-	48,706	(48,706)	-		-
Accrued liabilities	337,588	-	-	-		337,588
Accrued interest – related party	448,271	-	-	-		448,271
Notes payable – related parties	3,336,592	-	-	850,000	{b}	4,186,592
Other indebtedness - current	619,461	449,503	-	(449,503)	{b}	619,461
Common stock issuable	50,000	-	-	-		50,000
Current liabilities of discontinued operations held for sale	140,068	-	-	-		140,068
Total Current Liabilities	5,985,522	574,591	(119,519)	394,928		6,835,522
Other indebtedness - long-term	25,200	540,542	-	(540,542)	{b}	25,200
Long-term liabilities of discontinued operations held for sale	144,149	-	-	-		144,149
Total Liabilities	6,154,871	1,115,133	(119,519)	(145,614)		7,004,871

Commitments and Contingencies

Series B redeemable preferred stock	729,058	-	-	-		729,058

Equity (Deficit)
Series A preferred stock	4,975,503	-	-	-		4,975,503
Common stock	6,083,480	-	-	2,500,000	{b}	8,583,480
Members' equity	-	680,163	(680,163)	-		-
Common stock warrants	4,436,018	-	-	-		4,436,018
Accumulated deficit	(18,220,705)	277,384	(277,384)	-		(18,220,705)
Total Equity (Deficit) Before Noncontrolling Interests	(2,725,704)	957,547	(957,547)	2,500,000		(225,704)
Noncontrolling interest	(239,231)	-	-	-		(239,231)
Total Equity (Deficit)	(2,964,935)	957,547	(957,547)	2,500,000		(464,935)
Total Liabilities and Equity (Deficit)	$3,918,994	$2,072,680	$(1,077,066)	$2,354,386		$7,268,994

See accompanying notes to pro forma financial statements.

Unaudited Proforma Condensed Combined Statement of Operations

For the Year Ended December 31, 2020

	Historical		Pro Forma
	GenH	Halcyon Thruput	Transaction Adjustments		Pro Forma Combined

Revenue	$90,000	$2,960,017	$-		$3,050,017

Costs and Expenses
Cost of revenue (exclusive of items shown separately below)	-	1,134,714	-		1,134,714
Depreciation and amortization	71,000	296,277	768,225	{g}	1,135,502
Merger and acquisition costs	99,880	-	-		99,880
General and administrative	1,141,957	225,250	-		1,367,207
Total costs and expenses	1,312,837	1,656,241	768,225		3,737,303

Operating income (loss)	(1,222,837)	1,303,776	(768,225)		(687,286)

Other expense (income)
Interest and other income	(1)	(193,021)	-		(193,022)
Change in fair value of marketable security	9,882	-	-		9,882
Interest expense	286,372	92,225	(41,225)	{h}	337,372
Total other expense	296,253	(100,796)	(41,225)		154,232

Loss from continuing operations	(1,519,090)	1,404,572	(727,000)		(841,518)
Income (loss) from discontinued operations	(34,259)	-	-		(34,259)

Net income (loss)	(1,553,349)	1,404,572	(727,000)		(875,777)
Less: net income attributable to noncontrolling interests	(54,680)	-	-		(54,680)

Net income (loss) attributable to the Company	$(1,498,669)	$1,404,572	$(727,000)		$(821,097)

Earnings (loss) per common share:
Loss from continuing operations
Basic	$(0.08)				$(0.04)
Diluted	$(0.08)				$(0.04)
(Loss) income from discontinued operations
Basic	$(0.00)				$(0.00)
Diluted	$(0.00)				$(0.00)
Earnings (loss) per share
Basic	$(0.09)				$(0.04)
Diluted	$(0.09)				$(0.04)

Weighted average number of common shares used in computing earnings (loss) per share:
Basic	17,346,164		6,250,000	{i}	23,596,164
Diluted	17,346,164		6,250,000	{i}	23,596,164

See accompanying notes to pro forma financial statements.

Unaudited Proforma Condensed Combined Statement of Operations

For the Year Ended December 31, 2019

	Historical		Pro Forma
	GenH	Halcyon Thruput	Transaction Adjustments		Pro Forma Combined

Revenue	$7,500	$121,559	$-		$129,059

Costs and Expenses
Cost of revenue (exclusive of items shown separately below)	-	329,113	-		329,113
Depreciation and amortization	15,609	102,106	739,721	{g}	857,436
Impairment expense	5,203,621	525,534	-		5,729,155
Merger and acquisition costs	512,801	-	-		512,801
General and administrative	997,348	197,444	-		1,194,792
Total costs and expenses	6,729,379	1,154,197	739,721		8,623,297

Operating income (loss)	(6,721,879)	(1,032,638)	(739,721)		(8,494,238)

Other expense (income)
Interest and other income	(2,696)	-	-		(2,696)
Change in fair value of marketable security	217,041	-	-		217,041
Interest expense	179,986	94,550	(54,588)	{h}	219,948
Total other expense	394,331	94,550	(54,588)		434,293

Loss from continuing operations	(7,116,210)	(1,127,188)	(685,132)		(8,928,530)
Loss from discontinued operations	(1,004,853)	-	-		(1,004,853)

Net loss	$(8,121,063)	$(1,127,188)	$(685,132)		$(9,933,383)
Less: net income attributable to noncontrolling interests	(212,124)	-	-		(212,124)

Net loss attributable to the Company	$(7,908,939)	$(1,127,188)	$(685,132)		$(9,721,259)

Earnings (loss) per common share:
Loss from continuing operations
Basic	$(3.60)				$(1.09)
Diluted	$(3.60)				$(1.09)
(Loss) income from discontinued operations
Basic	$(0.41)				$(0.12)
Diluted	$(0.41)				$(0.12)
Earnings (loss) per share
Basic	$(4.01)				$(1.21)
Diluted	$(4.01)				$(1.21)

Weighted average number of common shares used in computing earnings (loss) per share:
Basic	1,973,662		6,250,000	{i}	8,223,662
Diluted	1,973,662		6,250,000	{i}	8,223,662

See accompanying notes to pro forma financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

On January 11, 2021, Generation Hemp, Inc., a publicly traded company (“GenH”), completed the acquisition of certain of the assets of Halcyon Thruput, LLC (“Halcyon Thruput”) pursuant to the Asset Purchase Agreement dated March 7, 2020, as amended on January 11, 2021. The purchase consideration totaled approximately $6.1 million consisting of 6,250,000 shares of GenH common stock valued at $2.5 million ($0.40 per share; restricted from trading for a period of up to one year), $1.75 million in cash, a promissory note for $850,000 issued by the GenH’s subsidiary, GenH Halcyon Acquisition, LLC, and guaranteed by Gary C. Evans, CEO of GenH, and assumption of approximately $1.0 million of new indebtedness of Halcyon Thruput. The Company was granted an option to purchase the real estate occupied by Halcyon Thruput for $993,000. This option is exercisable at any time before its expiration on January 11, 2022.

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined balance sheet as of December 31, 2020 is presented as if the acquisition had occurred on that date. The unaudited pro forma condensed combined statements of operations for the years ended December 31, 2020 and 2019 are presented as if the acquisition had occurred on March 21, 2019, the date of inception of Halcyon Thruput.

The acquisition was accounted for as a business combination where GenH is the acquirer and the acquisition method of accounting was applied in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). Accordingly, the aggregate value of the consideration paid by GenH to complete the acquisition was allocated to the assets acquired and liabilities assumed based upon their estimated fair values on the Acquisition Date.

Adjustments are included in these unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined companies’ results of operations.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of GenH included in its Annual Report on Form 10-K, and of Halcyon Thruput for the year ended December 31, 2020 and period from inception (March 21, 2019) to December 31, 2019 included in this Form 8-K/A.

These pro forma condensed combined financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations had the purchase been in effect during the periods presented, or of consolidated financial condition or consolidated results of operations that may be reported in the future.

Note 2 — Consideration Transferred and Preliminary Fair Value of Assets Acquired

The purchase price and the allocation of the purchase price discussed below are preliminary and subject to certain post-closing adjustments. A final determination of required adjustments will be made based upon final evaluation of the fair value of tangible and identifiable intangible assets acquired.

The following table summarizes the components of the purchase consideration:

Cash	$1,750,000
GenH stock (6.25 million common shares)	2,500,000
Subordinated note	850,000
Payoff of Halcyon note payable	995,614
Total purchase consideration	$6,095,614

The following table summarizes the purchase price allocation to the assets acquired. The final allocation of the purchase price will be determined at a later date and is dependent on a number of factors, including the final evaluation of the fair value of tangible and identifiable intangible assets acquired. Final adjustments, including increases and decreases to depreciation and amortization resulting from the allocation of the purchase price to amortizable tangible and intangible assets, may be material. For illustrative purposes, the preliminary allocation of the purchase price to the fair value of the assets acquired was as follows:

Accounts receivable	$75,470
Inventories	700,000
Other working capital	224,530
Property and equipment, other	1,712,170
Intangibles - customer contracts and lists	3,333,794
Other assets - Purchase option on real estate	49,650
Assets acquired	$6,095,614

Note 3 — Pro Forma Adjustments

The adjustments included in the pro forma balance sheet and statements of operations are as follows:

{a}	GenH acquired only certain assets of Halcyon Thruput as shown in Note 2 above. Pro forma adjustments are made to remove the assets, liabilities and equity of Halcyon Thruput that were not part of this transaction.

{b}	Represents adjustment to reflect the cash paid to the Sellers and payoff of the Halcyon note payable in the transaction as detailed in Note 2 above.

{c}	Represents adjustment to reflect the value of post-processing biomass and seeds that GenH plans to use in expanded business line offerings.

{d}	Represents adjustment to record acquired property and equipment at its estimated fair value.

{e}	Represents the pro forma adjustment to record identified intangible assets in the transaction consisting of customer contracts and lists.

{f}	Represents adjustment to record the estimated fair value of the option to purchase the real estate occupied by Halcyon Thruput for $993,000. This option is exercisable at any time before its expiration on January 11, 2022.

{g}	Represents pro forma adjustment for the reversal of historical depreciation expense of Halcyon Thruput and recording depreciation and amortization expense associated with the fair value of the acquired property and equipment and intangible assets as follows:

	Year ended December 31,
	2020	2019
Elimination of historical depreciation expense	$(296,277)	$(102,106)
Depreciation expense on acquired property and equipment	289,395	91,723
Amortization expense on acquired intangible assets	775,107	750,104

Pro forma adjustments	$768,225	$739,721

Acquired property and equipment are expected to be depreciated using the straight-line method over their useful lives ranging from about two to seven years. Intangible assets for customer contracts and lists are expected to be amortized using an accelerated method reflecting the pattern of its economic benefit to the Company over a total life of ten years.

{h}	Represents the net decrease to pro forma interest expense as follows:

	Year ended December 31,
	2020	2019
Elimination of historical interest expense	$(92,225)	$(94,550)
Interest expense on subordinated note	51,000	39,962

Pro forma adjustments	$(41,225)	$(54,588)

{i}	Basic earnings (loss) per share amounts are calculated by dividing income available to common shareholders, after deducting preferred stock dividends, by the weighted average number of shares of common stock outstanding. Diluted earnings per share amounts are calculated by dividing net income by the weighted average number of shares of common stock and common stock equivalents outstanding.

In the transaction, the sellers received 6,250,000 common shares of GenH.

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